EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13(d)-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13G is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements.  Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated as of September 18, 2014

OCM MLYCO PT, LLC

By:	OCM FIE, LLC
Its:	Manager

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Authorized Signatory

OCM FIE, LLC

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Authorized Signatory

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Assistant Vice President

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Managing Director

OAKTREE HOLDINGS, INC.

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Assistant Vice President

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Managing Director

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Assistant Vice President

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Managing Director

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Assistant Vice President

By:	/s/ Lisa Arakaki
Name:	Lisa Arakaki
Title:	Managing Director